UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 25, 2011
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities

On July 25, 2011, the Board of Directors (the “Board”) of GTJ REIT, Inc. (the “Company”) voted to divest the Company of substantially all of its taxable REIT subsidiaries (the “Operating Companies”).  It is expected the divestiture of the Operating Companies will take the form of a sale as a going concern and/or, as appropriate, an orderly liquidation of assets, in order to maximize their value.  The Company is presently evaluating the status of its parking garage operations, and will make a determination as to their status in the near future.  It is expected that this divestiture will be substantially complete within 3-6 months.  Following the divestiture of the Operating Companies, the Company will continue to focus on its real estate operations.

At present, the Company is not able to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost or future cash expenditures associated with this divestiture.  The Company will undertake to file an amendment to this Report on Form 8-K after its makes a determination of such amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer